                                                                      Exhibit 12



STATEMENT SETTING FORTH COMPUTATION OF RATIO OF
EARNINGS TO FIXED CHARGES




                                                             The            The
                              Year Ended December 31,        Predecessor    Company          Year Ended December 31,
                           ------------------------------    ------------   -----------      -----------------------
                                                               January        August 1,
                                                               1, 1996        1996 to
                                                               to July        December
                               1994             1995           31, 1996       31, 1996          1997           1998
                           ------------    --------------    -----------    -----------      -----------    -----------
Determination of
  Earnings:
Income (loss) from
  continuing operations
  before income taxes and
  cumulative effect of
  accounting changes
  and extraordinary item           4,402             5,503          1,209          1,139             (566)        (113,247)
Fixed charges expensed             5,562             8,706          4,027          2,970           13,042           16,066
                            ------------    --------------    -----------    -----------
Earnings plus fixed
  charges                          9,964            14,209          5,236          4,109           12,476           97,181
Determination of fixed
  charges:
interest on indebtedness           3,523             6,612          2,796          2,090           10,042           13,066
Rental expense
  representative of an
  interest factor and
  debt issuance cost
  amortization                     2,039             2,094          1,231            880            3,000            3,000
                            ------------    --------------    -----------    -----------     ---------------  ----------------
Total fixed charges                5,562             8,706          4,027          2,970           13,042           16,066
Ratio of earnings to
  fixed charges                      1.8               1.6            1.3            1.4               --               --
Deficit earnings                      --                --             --             --             (566)        (113,247)



                                Adjusted
                                Combined
                                 for the        Nine Months                        Pro forma
                               Year Ended          Ended                          Year Ended
                                December         September       September         December     Nine Months Ended
                                31, 1996         30, 1998         30, 1999         31, 1998      Sept. 30, 1999
                               ------------    --------------    -----------    --------------- ----------------
Determination of Earnings:
Income (loss) from continuing
  operations before income
  taxes and cumulative
  effect of accounting
  changes and extraordinary
  item                                2,348     (25,054)         (16,195)           (116,196)        (17,926)
Fixed charges expensed                6,997      11,621           12,711              19,015          15,198
                               ------------    --------------    -----------    ---------------   --------------
Earnings plus fixed
  charges                             9,345      13,433            3,484              97,181           2,728
Determination of fixed
 charges:
 interest on indebtedness             4,886       9,421           10,911              16,015          13,398

Rental expense
  representative of an
  interest factor and
  debt issuance cost
  amortization                        2,111       2,200            1,800               3,000           1,800
                               ------------    --------------    -----------    ---------------   --------------
Total fixed charges                   6,997      11,621           12,711              19,015          15,198
Ratio of earnings to
  fixed charges                         1.3          --               --                  --              --
Deficit Earnings                         --     (25,054)         (16,195)           (116,196)        (17,926)